Law Offices of
Paul Hastings LLP
55 Second Street, 24th Floor
San Francisco, California 94105
Telephone (415) 856-7000
Facsimile (415) 856-7100
Internet: www.paulhastings.com

April 29, 2015

Firsthand Funds
150 Almaden Boulevard, Suite 1250
San Jose, California  95113

Re:	Firsthand Funds -- Rule 485(b) Filing
File No. 33-73832 and File No. 811-08268 (the “Registrant”)

Ladies and Gentlemen:

We are counsel to the Registrant, and have reviewed the enclosed Post-Effective Amendment No. 51 to the Registrant’s Registration Statement on Form N-1A (the “Amendment”) which is being filed pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933, as amended.

The purpose of this Amendment is to update certain financial and other information and reflect various other non-material changes.

We hereby represent our view that the Amendment does not contain disclosures that would render it ineligible to become effective under paragraph (b) of Rule 485.

We also hereby consent to the inclusion of our law firm’s name as legal counsel to the Registrant, as shown in Post-Effective Amendment No. 51 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ Paul Hastings LLP